UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2017
CORPORATE PROPERTY ASSOCIATES 18 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54970	90-0885534
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
As previously announced on November 7, 2017, Mr. Mark J. DeCesaris is retiring from his positions as Chief Executive Officer and a Director of Corporate Property Associates 18 – Global Incorporated (the “Company”) in connection with his resignation from those positions at the Company’s advisor, W. P. Carey Inc. (“W. P. Carey”), all effective as of December 31, 2017. On December 6, 2017, the Board of Directors of the Company (the “Board”) elected Mr. Jason E. Fox, the incoming Chief Executive Officer of W. P. Carey, to become the Company’s Chief Executive Officer, effective as of January 1, 2018, and to fill the vacancy on the Board, effective as of that same date to serve until the 2018 annual meeting of the Company’s stockholders or until his successor is duly elected and qualified.

Mr. Fox, age 44, has served as President of W. P. Carey since 2015 and previously served in various capacities in W. P. Carey’s Investment Department, including as its Head of Global Investments, since joining W. P. Carey in 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Property Associates 18 – Global Incorporated

Date:	December 8, 2017	By:	/s/ Mallika Sinha
Mallika Sinha
Chief Financial Officer